CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the reference to us under the headings "Condensed Financial Information" in this Registration Statement on Form N-4 for JNLNY Separate Account 1.


PricewaterhouseCoopers LLP

Chicago, Illinois
March 13, 2001